UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 3, 2011

The Estée Lauder Companies Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14064 (Commission File Number)	11-2408943 (IRS Employer Identification No.)

767 Fifth Avenue, New York, New York (Address of principal executive offices)		10153 (Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

On November 3, 2011, The Estée Lauder Companies Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2011.  The release also includes the Company’s estimates related to its fiscal 2012 second quarter and full year net sales and diluted net earnings per common share.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01 Other Events

On November 3, 2011, the Company’s Board of Directors declared a dividend in the amount of $1.05 per share on the Company’s Class A and Class B Common Stock.  The dividend is payable in cash on December 14, 2011 to stockholders of record at the close of business on November 28, 2011.

In addition, on November 3, 2011, the Company’s Board of Directors declared a two-for-one stock split on the Company’s Class A and Class B Common Stock to be effected in the form of a stock dividend.  As a result of this action, one additional share will be issued on January 20, 2012 for each share held by stockholders of record at the close of business on January 4, 2012.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 3, 2011 of The Estée Lauder Companies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date: November 3, 2011	By:	/s/ Richard W. Kunes
Richard W. Kunes
Executive Vice President
and Chief Financial Officer
(Principal Financial and
Accounting Officer)

THE ESTÉE LAUDER COMPANIES INC.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 3, 2011 of The Estée Lauder Companies Inc.